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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                                  July 15, 2005
                        (Date of earliest event reported)

                                  EPIXTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)


         011-15489                                        65-0722193
  (Commission File Number)                     (IRS Employer Identification No.)


    11900 Biscayne Boulevard Suite 700
              Miami, Florida                                 33181
              --------------                                 ------
 (Address of Principal Executive Offices)                  (Zip Code)

                                 (305) 503-8600
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.


         On July 15, 2005, the registrant entered into a Securities Purchase Agreement (the "Purchase Agreement") and certain related agreements with Laurus Master Fund, Ltd. ("Laurus") providing for the issuance to Laurus by the registrant of a Secured Convertible Term Note in the aggregate principal amount of $6,200,000 (the "Note"). Laurus and its affiliates presently hold approximately $8,199,000 of outstanding convertible debt of the registrant.

         Pursuant to the Purchase Agreement and the Note, Laurus may advance up to $6,200,000 to the registrant for use by the registrant for working capital and to continue the build out of its Philippine-based call center business. All advances under the Note are subject to the satisfaction of certain conditions. The note bears interest at the rate of 10% per annum. The Note may be prepaid at any time at 100% of the then outstanding principal balance at the time of prepayment plus accrued interest.

The outstanding principal due under the Note is convertible into common stock of the registrant at a conversion price of $1.00 per share, which conversion price is subject to adjustment for stock splits, stock dividends or other similar transactions or if new rights to acquire common stock of the registrant are issued at a price less than the then existing conversion price under the Note. Laurus has certain rights to require the registrant to register the sale of the shares of common stock into which the principal of the Note is convertible under federal and state securities laws.

In connection with the issuance of the Note, the registrant has placed into escrow resignations from its existing directors and proxies in favor of Laurus from the holders of a majority of the registrant's presently outstanding common stock. Such instruments are to be released to Laurus from escrow and may be exercised by Laurus in the event of a default by the registrant under the Purchase Agreement or the Note or under any other agreement of the registrant or its subsidiaries with Laurus. The effect of such instruments would be to allow Laurus to replace the board of directors of the registrant with persons selected by it.

The Note is secured by all of the assets of Voxx Corporation, a subsidiary of the registrant, and the subsidiaries of Voxx Corporation, the registrant's shareholdings in Voxx Corporation and significantly all of its other subsidiaries, by a pledge of the registrant's contract revenues and those of its subsidiaries from all sources and by certain other assets of the registrant and its subsidiaries. The Note significantly restricts the ability of the registrant and its subsidiaries from borrowing additional monies without the consent of the Laurus.

The registrant is presently obligated to place all revenues from its internet service provider businesses into a lock box, which revenues may be used by the registrant only with the prior approval for payment of expenses approved by Laurus and its affiliates. In connection with the Purchase Agreement and the Note, the registrant and its subsidiaries have agreed to place all revenues from its call center business in a lock box as well and have agreed that such revenues may only be withdrawn from the lock box for payment of expenses approved by Laurus.


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         The registrant and each of its material subsidiaries have also issued to Laurus 1,000 shares of a special class of preferred stock of each such entity, the terms of which will require the affirmative approval of the holders of 85% of the shares of such series of preferred stock in order for the registrant or such subsidiary to file a voluntary bankruptcy proceeding. In the event any such corporation fails to comply with the provisions of any agreement between the holders of its special preferred stock and such corporation, the holders of such preferred stock will be entitled to elect a majority of the directors of such corporation during the continuance of such default.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01.

The Note provides that it is an "event of default" in the event of, among other things, non-payment, a breach of a covenant or any other agreement made by the registrant in the Purchase Agreement, the appointment of a receiver, an unsatisfied money judgment against the registrant or any of its subsidiaries in excess of $150,000 for more than 30 days, a change in control of the registrant, the institution of a government regulatory proceeding which prevents the registrant from utilizing a substantial portion of its assets , or the occurrence of an "event of default" in certain other agreements to which the registrant is a party. If an "event of default" should occur and continue beyond any applicable grace period, 110% of the then outstanding principal balance of the Note plus accrued but unpaid interest becomes immediately due and payable.

Item 3.02 Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 above.

As described in Item 1.01 above, the outstanding principal due under the Note is convertible into the registrant's common stock at $1.00 per share. All of these securities (both the Note and the special series of preferred stock of the registrant) were issued and sold pursuant to Section 4(2) of the Securities Act of 1933, as amended, as securities sold by an issuer in a transaction "not involving any public offering." The transaction was privately negotiated with the purchaser, who is an accredited investor with whom the registrant had pre-existing business relationships only, and did not involve any general solicitation or advertising.


Item 3.03 Material Modification to Rights of Security Holders.

(a) Not applicable.

(b) By issuance of the special series of preferred stock as described under Item
1.01 above, the rights of existing equity security holders of the registrant (and holders of outstanding debt which is convertible into equity securities of the registrant) have been modified or limited because (i) the holders of the special series of preferred stock have certain rights to elect members of the board of directors of the registrant and of each of its material subsidiaries and (ii) neither the registrant nor any of its material subsidiaries may file proceedings under bankruptcy or similar statutes without the consent of the holders of 85% of the shares of the special series of preferred stock.


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Item 5.02   Departure of Director or Principal Officers; Election of
            Directors; Appointment of Principal Officers.

         (a)      Not applicable.

         (b)      Not applicable.

         (c) (1) On July 18, 2005, Irving Greenman, who was our chief financial officer and a director of the registrant, was also appointed president of the registrant. Effective July 28, 2005, Mr. Greenman resigned his position as chief financial officer of the registrant. Mr. Greenman continues as director of the registrant. On July 28, 2005, the board of directors of the registrant elected Mahalingam Shrinivas as its chief financial officer. Mr. Shrinivas is also the chief financial officer of Voxx Corporation, a majority-owned subsidiary of the registrant.

                  (2) Mr. Greenman, who is 69 years old, has, since June 2000, served in various executive positions for the registrant, including serving as chief financial officer and, previous to his current appointment, as chief executive officer. From 1998 through 1999, he was chief financial officer for Kaleidoscope Media Group, Inc., an entertainment company. Prior to that, he was the chief financial officer for Medica Media and Healthcare International, both of which were engaged in the healthcare industry. Mr. Greenman is a Certified Public Accountant licensed in New York and in Florida. Mr. Greenman graduated with a B.B.A. from City College of New York, which is now the Bernard Baruch School of Business.

                  Mr. Shrinivas, who is 44, has over 17 years of finance and operations experience. He previously held senior positions at Deloitte Consulting and Ernst & Young. He has also held chief financial officer positions at Mossimo Inc., Dynarc Group and Nielsen Systems. Mr. Shrinivas is a chartered accountant/CPA and is fluent in four languages. He has extensive knowledge of ERP systems, CRM packages, supply chain software, and a variety of operating systems.

                  (3) Not applicable.


         (d)      Not applicable.

         (e)      Not applicable.

Item 5.03   Amendments to Article of Incorporation or Bylaws; Change in Fiscal
            Year.

         (a)      See Item 1.01.

                  In connection with the transactions described in Item 1.01, pursuant to the existing provisions of its articles of incorporation allowing the creation of one or more series of preferred stock by its board of directors, the registrant's board of directors has authorized a special series of preferred stock of the registrant, consisting of 1,000 shares, all which have been issued to Laurus. The registrant has filed a certificate of designation reflecting the authorization of such special series of preferred stock, which certificate of designation constitutes an amendment to the registrant's articles of incorporation under the laws of Florida, the state in which the registrant is incorporated. The effective date of such amendment is July 20, 2005.

                  The terms of the preferred stock require the affirmative approval of the holders of 85% of the shares of such series in order for the registrant to file voluntary bankruptcy proceedings. Further, in the event the registrant fails to comply with the provisions of any agreement between the holders of its special preferred stock and it, the holders of such preferred stock will be entitled to elect a majority of the directors of the registrant during the continuance of such default.

         (b)      Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                     EPIXTAR CORP.
                                                     (Registrant)


Date: July 28, 2005                By            /s/ IRVING GREENMAN
                                       -----------------------------------------
                                                    Irving Greenman
                                                       President



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